Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Constellation Energy Group, Inc., which appears in Constellation Energy Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2006 relating to the financial statements of Baltimore Gas and Electric Company, which appears in Baltimore Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP Baltimore, Maryland July 24, 2006